SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) June 21, 2005

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signatures

Item 1.01. Entry into a Material Definitive Agreement

     Nevada Power Company (“NPC), a wholly owned subsidiary of Sierra Pacific Resources (NYSE:SRP), announced on June 21, 2005 that it has signed an agreement to acquire from Pinnacle West Capital Corporation (“Pinnacle West”), Pinnacle West Energy Corporation (“PWEC”), a wholly-owned subsidiary of Pinnacle West, and GenWest, LLC (“GenWest”), a 75 percent ownership interest in the Silverhawk Power Plant (“Silverhawk”). Silverhawk is a 570-megawatt, natural gas-fueled, combined-cycle electric generating facility located 20 miles northeast of Las Vegas. The purchase price of Silverhawk is approximately $208 million, subject to certain closing adjustments.

     The acquisition is subject to approval by the Public Utilities Commission of Nevada, the Federal Energy Regulatory Commission and the Department of Justice through a Hart-Scott-Rodino filing. The company currently plans to close the transaction utilizing debt.

     Concurrent with the execution of the Purchase Agreement, GenWest and NPC also entered into a Purchase Power Agreement (the “PPA”) providing for the sale of GenWest’s share of the capacity and output of Silverhawk to NPC commencing on the later of October 1, 2005 or the first business day of the month following regulatory approval of the PPA. The PPA will terminate upon the earlier of the closing of the sale under the Purchase Agreement or September 30, 2006.

     In addition to GenWest’s current interest in Silverhawk, the Southern Nevada Water Authority (SNWA) holds the remaining 25% interest. In February, Nevada Power entered into a long-term agreement to operate the SNWA’s interest in the plant. In exchange, the SNWA retains its ownership and has begun receiving a firm energy supply at a predictable price.

     These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, the parties’ abilities to satisfy any applicable closing conditions, and Nevada Power’s ability to obtain required state and federal regulatory approvals for the transaction and to maintain access to the capital markets to finance the acquisition on favorable terms. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Nevada Power Company are contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC. Nevada Power Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: June 23, 2005	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: June 23, 2005	By:	/s/ John E. Brown
John E. Brown
Controller